Exhibit 99.(5)(c)

MUTUAL OF AMERICA LIFE INSURANCE COMPANY 320 PARK AVENUE NEW YORK NY 10022-6839 • 800 468 3785 www.mutualofamerica.com	Individual Annuity (Non-IRA) APPLICATION

TYPE OF ANNUITY CONTRACT (Choose one)
☐ Flexible Premium Deferred Annuity (FPA)	☐ 457(b) Eligible Tax-Exempt Deferred Compensation Plan
☐ 457(f) Ineligible Tax-Exempt Deferred Compensation Plan	☐ Other Nonqualified Deferred Compensation Plan

ANNUTIANTS INFORMATION
ANNUITANT’S NAME				ANNUITANT’S TELEPHONE NUMBER

				WORK				HOME
ANNUITANT’S ADDRESS	City		State	Zip Code	ANNUITANT’S SOCIAL SECURITY NUMBER

DATE OF BIRTH	☐ MALE	INITIAL CONTRIBUTION	DISTRIBUTION #	CONTRIBUTION METHOD:	☐	DIRECT PAYMENT		☐
/ /	☐ FEMALE		$1937		☐	PAYROLL DEDUCTION
OWNER’S INFORMATION (Complete if Owner is not the Annuitant)
OWNER’S NAME				OWNER’S TELEPHONE NUMBER

				WORK			HOME
OWNER’S ADDRESS		City	State	Zip Code	OWNER’S TAX OR SOCIAL SECURITY NUMBER

EMPLOYERS INFORMATION (Complete only if payroll deduction)
EMPLOYER’S NAME					EMPLOYER NUMBER

EMPLOYER’S ADDRESS		City	State	Zip Code	EMPLOYER’S TELEPHONE NUMBER

CONTRACT INFORMATION
• If a 457 or other deferred compensation plan, the Owner must be the Employer or Trustee.

• First of month that annuity payments are to begin (the Owner may change this date at any time by advance notice)							/	(optional)
						(MONTH)	(YEAR)
• Is the contract requested by this application intended to replace or change any insurance or annuities now in force?
☐ Yes ☐ No	If the answer is “Yes,” please provide the following for the policy being replaced or changed:
Company		Contract Number				Amount $

ALLOCATION OF CONTRIBUTIONS

Show the percentage of your future contributions you want to place in the interest account and/or investment funds. Use whole numbers only, and make sure the percentages total 100%. Amounts you place in the interest account will be credited with the rate of interest currently applicable to that account. Your balance in any investment fund will fluctuate to recognize investment results.

INTEREST ACCOUNT ILLEGIBLE	INVESTMENT FUNDS ILLEGIBLE
Interest Accumulation	Money Market	Moderate		Small Cap		VIP Asset
Account %	Fund %	Allocation Fund	%	Growth Fund	%	ManagerSM Fund %
	Mid-Term	Aggressive		Mid Cap Value		VIP Mid Cap
	Bond Fund %	Allocation Fund	%	Fund	%	Fund %
	Bond	Equity Index		Mid-Cap Equity		VIP Equity-Income
	Fund %	Fund	%	Index Fund	%	Fund %
	Composite	All America		Illegible		VIP
INVESTMENT FUNDS	Fund %	Fund	%	Bond		Contrafund® %
Illegible	Conservative	Small Cap		Fund	%
Diversified	Allocation Fund %	Value Fund	%	Capital Growth		Illegible
Value Fund %	Illegible	Illegible		Fund	%
International	Main Street	Social Balanced		International		VP Capital
Fund %	Fund®/VA %	Fund	%	Fund	%	Appriciation Fund %

COMPLETE REVERSE SIDE

BENEFICIARY DESIGNATIONS

Please name one or more beneficiaries to receive any death benefits payable. Only you, the Owner may name and change the beneficiary. If this contract will be issued to an employer or trustee in connection with a 457 or other deferred compensation plan, the Owner must be designated as the beneficiary. If you wish to name an organization or an estate to receive any benefits payable, show the name of the organization or the estate in the section labeled “FULL NAME” in the portion of this form provided for naming beneficiaries.

Upon your death or the death of the Annuitant, benefits will be paid to the primary beneficiary(ies). If no primary beneficiary(ies) is (are) living at the time benefits become payable, Mutual of America will pay the benefits to the secondary beneficiary(ies). If benefits are to be paid to more than one beneficiary they will be paid in equal shares, unless other proportions are stated in the section labeled “BENEFIT PERCENT” in the portion of this form provided for naming beneficiaries.

BENEFICIARY DESIGNATIONS
PRIMARY BENEFICIARY OR BENEFICIARIES
I, the Owner, name the following person or persons as my beneficiary or beneficiaries.

FULL NAME First Initial Last				FULL NAME First Initial Last

ADDRESS Street				ADDRESS Street

City State Zip Code				City State Zip Code

BENEFIT PERCENT %	DATE OF BIRTH (Optional) / /	SOCIAL SECURITY # (Optional)	RELATIONSHIP	BENEFIT PERCENT%	DATE OF BIRTH (Optional) / /	SOCIAL SECURITY # (Optional)	RELATIONSHIP

SECONDARY BENEFICIARY OR BENEFICIARIES If none of the persons named above is living when a payment is to be made, the following person or persons are to receive the payment.

FULL NAME First Initial Last				FULL NAME First Initial Last

ADDRESS Street				ADDRESS Street

City State Zip Code				City State Zip Code

BENEFIT PERCENT %	DATE OF BIRTH (Optional) / /	SOCIAL SECURITY # (Optional)	RELATIONSHIP	BENEFIT PERCENT%	DATE OF BIRTH (Optional) / /	SOCIAL SECURITY # (Optional)	RELATIONSHIP
STATEMENT AND SIGNATURE

I, the Owner, acknowledge that: (a) I have received a copy of the current Prospectus; (b) I have read the Prospectus and understand its terms; and (c) I am familiar with the objectives of the Investment Funds. I understand that any election or authorization made under my contract as part of this application is subject to the conditions and limitations set forth in the Prospectus.

I UNDERSTAND THAT: (A) ANY AMOUNTS PLACED IN THE INTEREST ACCUMULATION ACCOUNT WILL EARN INTEREST AT THE RATES DETERMINED BY MUTUAL OF AMERICA; AND (B) ANY AMOUNTS PLACED IN THE INVESTMENT FUNDS ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNTS AND MAY INCREASE OR DECREASE IN VALUE BASED UPON THE FUNDS’ INVESTMENT RESULTS.

All statements in this application are true and complete to the best of my knowledge and belief. I agree that this application will become a part of any contract issued based upon this application.

I have determined that the annuity contract applied for above is suitable to: (a) my investment objectives; and (b) my financial situation.

An initial contribution of $                                        is submitted with this application. I understand that this contribution will be refunded by Mutual of America if a contract based upon this application is not issued.

Signed at	on	,
(City/State)	(Month/Day)		(Year)

Signature of Owner

Countersigned
Licensed Agent	Signature of Employee/Owner/Annuitant

Countersigned
	Licensed Agent	Signature of Annuitant (if other than Owner)

CONSULTANT’S REPORT

To the best of your knowledge is the contract applied for intended to replace insurance or annuity in force in this or any other company?
☐ Yes ☐ No
If “Yes,” give company name: